UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James S. Skaggs, the Chairman of the board of directors of Alamo Group, Inc. (the “Company”), and Jerry E. Goldress, a director of the Company, have each notified the Company that they are interested in retiring from the Company’s board of directors by the end of the current calendar year.

(d) At a meeting of the Company’s board of directors on August 6, 2015, Mr. Robert P. Bauer and Mr. Eric Etchart were elected as directors of the Company effective immediately.

Mr. Bauer, 56, is the President and Chief Executive Officer and a director of L.B. Foster Company, a manufacturer, fabricator, and distributor of products and services for rail, construction, energy, and utility markets. From June 2011 to February 2012, Mr. Bauer served as President of Emerson Climate Technologies, Refrigeration Division, a business segment of Emerson Electric Co. From January 2002 through May 2011, he also served as President of Emerson Network Power, Liebert Division.

Mr. Etchart, 59, is the Senior Vice President, Business Development of The Manitowoc Company, Inc., a manufacturer of cranes and foodservice equipment. From May 2007 to January 2015, he was the President of the Manitowoc Crane Group and Senior Vice President of The Manitowoc Company, Inc. Since December 2010, he has been a director and member of the audit and compensation committee of Graco, Inc.

In connection with their respective election as directors, Mr. Bauer and Mr. Etchart will each receive 752 shares of restricted stock awards pursuant to the Company’s 2009 Equity Incentive Plan. The restrict stock awards will vest ratably over the next four years. In addition, each of Mr. Bauer and Mr. Etchart will be eligible to participate in the Company’s director compensation arrangements which are more fully described in the Company’s 2015 definitive proxy statement.

Neither Mr. Bauer, nor Mr. Etchart has been appointed to appointed to any committees of the Company’s board of directors yet.

The Company is not aware of any related party transactions between Mr. Bauer or Mr. Etchart, on the one hand, and the Company, on the other hand, subject to disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release regarding the election of Mr. Bauer and Mr. Etchart to the Company’s board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(d).

Item 9.01    Financial Statements and Exhibits
Exhibit 99.1 - Press Release dated August 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2015	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release